Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We have issued our reports dated April 24, 2008 with respect to the consolidated financial statements, schedules, and internal control over financial reporting of Intervoice Inc. included on Form 10-K for the year ended February 29, 2008, which are incorporated by reference in this Registration Statement pertaining to the Intervoice, Inc. 2007 Stock Incentive Plan. We hereby consent to the incorporation by reference in the Registration Statement of the aforementioned reports.
Grant Thornton LLP
Dallas, Texas
May 5, 2008